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                                                                   EXHIBIT 10.30

                    WAIVER AGREEMENT AND TEMPORARY AMENDMENT
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        This Waiver Agreement and Temporary Amendment ("Waiver"), dated as of
January 31, 1997, is entered into with reference to the Credit Agreement dated as of December 14, 1993 between CENTRAL CONSUMER FINANCE COMPANY, a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Bank") (as amended from time to time, the "Credit Agreement"). The Credit Agreement referred to above has been amended by a series of amendments, the most recent of which was the Ninth Amendment to Credit Agreement, dated as of October 10, 1996. Terms defined in the Credit Agreement are used herein with the same meaning.

                                    RECITALS
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        A.      Pursuant to Section 4.9(d) of the Credit Agreement, Borrower is
obligated to maintain a ratio of Bad Debt Expense to Net Contracts which does not exceed .05 to 1.0.

        B. Based on Borrower's September 30, 1996 financial statements, Borrower's ratio of Bad Debt Expense to net Contracts was .0507 to 1.0 and, therefore, in excess of that permitted. Borrower also anticipates that its ratio of Bad Debt Expense to Net Contracts will exceed the permitted ratio specified in Section 4.9(d) for the fiscal period ending December 31, 1996.

        C. Pursuant to Section 5.2 of the Credit Agreement, Borrower is not permitted to make any additional investments in fixed assets in any fiscal year in excess of an aggregate of $100,000. As reflected in Borrower's September 30, 1996 financial statements, Borrower's investments in fixed assets during the portion of Borrower's 1996 fiscal year ending as of such date was $333,056 and, therefore, in excess of that permitted.

        D. Borrower has requested that the Bank temporarily modify the Borrowing Base set forth in Section 1.1(a) of the Credit Agreement to provide for a 75% advance rate against Borrower's Eligible Loan Contracts Receivables, Borrower's Eligible Auto Contracts Receivables and Borrower's Eligible Travel Contracts Receivables.

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and the Bank hereby agree as follows:


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                                   AGREEMENT
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        1.      Representation and Warranty. Borrower represents and warrants to the Bank that, other than the defaults regarding the foregoing described ratio of Bad Debt Expense to Net Contracts and expenditures for fixed assets, no Event of Default has occurred and remains continuing under the Credit Agreement.

        2. Waiver. In reliance upon the foregoing, the Bank hereby waives the Bad Debt Expense to Net Contracts ratio covenant contained in Section 4.9(d) of the Credit Agreement for the fiscal quarters ended September 30, 1996 and December 31, 1996 only. The Bank also waives the limitation on additional investments in fixed assets for the 1996 fiscal year, provided, however, that the aggregate amount of such investments for such fiscal year does not exceed $500,000 as of December 31, 1996. The Bank shall be entitled to require full compliance with Sections 4.9(d) and 5.2 of the Credit Agreement with respect to each other fiscal period of Borrower.

        3. Temporary Amendment. Section 1.1(a) is hereby amended by deleting each reference therein to "seventy percent (70%)" and substituting for said percentage "seventy-five percent (75%)". The foregoing amendment shall be of no further force and effect as of April 1, 1997.

        4. Conditions Precedent. The effectiveness of this Waiver shall be conditioned upon the receipt by the Bank of a counterpart of this Waiver executed by Borrower and delivered to the Bank on or before February 28, 1997.

        5. Confirmation. In all other respects, the terms of the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect, without waiver or modification.

                IN WITNESS WHEREOF, Borrower and the Bank have caused this Waiver to be executed as of the date first written above by their duly authorized representatives.


CENTRAL CONSUMER                        WELLS FARGO BANK,
FINANCE COMPANY                         NATIONAL ASSOCIATION


By:  /s/ GARY CYPRES                    By:  /s/ PERRY MORETH
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                                                Perry Moreth
        Gary Cypres                             Vice President
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     [Printed Name and Title]



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